UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2014

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35529 (Commission File Number)	45-2532754 (IRS Employer Identification No.)

600 Travis Street, Suite 3250
Houston, TX 77002
(Address of principal executive office) (Zip Code)

(713) 255-5990
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           Other Events.

PetroLogistics LP (the “Partnership”) announced today that it plans to temporarily bring down its propane dehydrogenation facility to repair a water coil leak in the waste heat boiler and to perform certain other maintenance activities, including cleaning certain of the facility’s heat exchangers.  The outage will occur in June but the actual timing is dependent on the status of the leak.  Management believes that the downtime will last approximately five to seven days; however, at this time management cannot provide assurances as to the exact amount of time for repairs and maintenance. The Partnership will declare a force majeure event under its propylene sales contracts with respect to the water coil leak. Based upon the Partnership’s propylene production to date and the current estimate of downtime, management estimates that total propylene production for the quarter ending June 30, 2014 will be in the range of 285 million to 300 million pounds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC,
Its General Partner

Dated: June 5, 2014
	By:	/s/ Richard Rice
	Name:	Richard Rice
	Title:	Senior Vice President, General Counsel and
Corporate Secretary